EVEREST RE GROUP, LTD.
                        COMPUTATION OF EARNINGS PER SHARE
     For The Three Months and Nine Months Ended September 30, 2001 and 2000
                             (Dollars in thousands)

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                                            Three Months Ended          Nine Months Ended
                                              September 30,               September 30,
                                         ------------------------    ------------------------
                                            2001          2000          2001          2000
                                         ------------------------    ------------------------
Net (Loss) Income (Numerator)            $  (43,765)   $   47,687    $   63,656    $  134,974
                                         ==========    ==========    ==========    ==========

Weighted average common and effect
 of dilutive shares used in the
 computation of net income per share:
  Average shares outstanding
   - basic (denominator)                 46,227,873    45,834,124    46,143,288    45,847,575
   Effect of dilutive shares:
    Options outstanding                     848,729       572,745       887,628       330,759
    Options exercised                        12,007         6,680        25,085         2,300
    Options cancelled                         8,490           -           7,582           524
                                         ----------    ----------    ----------    ----------
  Average share outstanding
   - diluted (denominator)               47,097,099    46,413,549    47,063,583    46,181,158
                                         ----------    ----------    ----------    ----------

Weighted average common equivalent
 shares when anti-dilutive               46,227,873    45,834,124    46,143,288    45,847,575
                                         ----------    ----------    ----------    ----------

Net (Loss) Income per common share:
  Basic                                  $    (0.95)   $     1.04    $     1.38    $     2.94
  Diluted                                $    (0.95)   $     1.03    $     1.35    $     2.92

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